EXHIBIT 23.44

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan

We hereby consent to the incorporation by reference in the Registration Statement No. 333-89189 on Form S-8 of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan of our report dated June 17, 2011, relating to the financial statements and supplemental schedule of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan appearing on this Form 11-K for the year ended December 31, 2010.

/s/ HoganTaylor LLP

Tulsa, Oklahoma
June 17, 2011